Exhibit 10.8
July 1, 2010
Ridgebury Tankers Ltd
c/o Robert J. Burke
625 Ridgebury Road
Ridgefield, CT 06877

Re:	Entry of Vessels into Blue Fin Tankers Pool
Dear Sirs:
     Heidmar Inc. (“Heidmar”) confirms the admission of Ridgebury Tankers Ltd (“Ridgebury” which shall include subsidiaries and other affiliates, successors and assigns, and without limiting the foregoing, shall include all entities used to acquire the vessels contemplated herein and hereby) into the Blue Fin Tankers Pool subject to the following terms and conditions:
     1.     Ridgebury shall enter into the Blue Fin Tankers Pool all Suezmax vessels acquired by Ridgebury (whether by purchase, charter or otherwise) for a period of three (3) years from the delivery date of said vessels to the Blue Fin Tankers Pool unless (and then only for so long as) such vessels arc not traded in the spot market. Furthermore, Ridgebury undertakes that the first four (4) Suezmax vessels acquired by Ridgebury and meeting pool standards shall be entered into the Blue Fin Tankers Pool for three years (and not removed from the spot market during such period) upon acquisition and qualification.
     2.     Upon delivery of a vessel intended to be entered into the Blue Fin Tankers Pool as contemplated by the prior paragraph, but prior to its qualification, Heidmar shall commercially manage said vessel.
     3.     If any of the first four (4) Suezmax tankers acquired by Ridgebury is removed from the Blue Fin Tankers Pool for any reason whatsoever (including sale, change or control, etc.) during the first three (3) years after entry of such vessel, Ridgebury shall pay Heidmar a fee per ship as follows:

First two and one quarter years:	$350,000
Second quarter of third year:	$262,500

Heidmar Inc.     20 Glover Avenue     Norwalk, CT 06850     USA
Main Line: +1 (203) 662-2600     Fax: +1 (203) 662-2781     bulletin@heidmar.com
www.Heidmar.com     www.eFleetWatch.com

Third quarter of third year:	$175,000
Fourth quarter of third year:	$87,500
     4.     All other tankers acquired by Ridgebury (whether by purchase, charter or otherwise) and traded in the spot market shall be offered for entry into any applicable Heidmar-managed pools.
     5.     No party to this letter agreement shall make or allow any statement to a third party concerning the existence or subject of this letter agreement or the relationship of the parties without the prior written approval of the other party to this letter agreement, except, and only to the extent, as may be required to comply with the requirements of applicable law or the applicable rules and regulations of any recognized stock exchange and then only after consultation with the other party to this letter agreement. Equitable relief shall be available for the enforcement of this provision.
     For the avoidance of doubt these terms and conditions are in addition to the terms and conditions of pool membership as set forth in the Pool Agreement to be executed by Heidmar, Blue Fin Tankers Inc. and Ridgebury and the Time Charter to be executed by Blue Fin Tankers Inc. and Ridgebury. This letter supersedes and replaces the letter agreement of May 15, 2010 between the parties hereto.
     THIS LETTER AGREEMENT WELL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. YOU AGREE THAT ANY PROCEEDING RELATING TO THIS LETTER AGREEMENT SHALL BE BROUGHT IN A COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK.
Signature page follows

Heidmar Inc.     20 Glover Avenue     Norwalk, CT 06850     USA
Main Line: +1 (203) 662-2600     Fax: +1 (203) 662-2781     bulletin@heidmar.com
www.Heidmar.com     www.eFleetWatch.com

Very truly yours, Heidmar Inc.
By:	/s/ Tim Brennan
	Name:	Tim Brennan
	Title:	President - CEO

Accepted and Agreed to;
Ridgebury Tankers Ltd

by:	/s/ Robert P. Burke

Robert P. Burke
Consented to:
Blue Fin Tankers Inc.

by:	/s/ Ben Ognibene

Managing Director

Heidmar Inc.     20 Glover Avenue     Norwalk, CT 06850     USA
Main Line: +1 (203) 662-2600     Fax: +1 (203) 662-2781     bulletin@heidmar.com
www.Heidmar.com     www.eFleetWatch.com